Exhibit 99.4


     INTERSTAR WHOLESALE FINANCE PTY LIMITED (FORMERLY INTERSTAR SECURITIES
           (AUSTRALIA) PTY LIMITED) SERVICER OFFICER'S CERTIFICATE OF
                                   COMPLIANCE

The undersigned, a duly authorized representative of Interstar Wholesale Finance Pty Limited, (the "Servicer"), pursuant to the agreement between Perpetual Trustees Victoria Limited, Interstar Wholesale Finance Pty Limited, dated as of December 3, 1999 (the "Agreement"), does hereby certify that:

1. Capitalized terms used but not defined in this Officer's Certificate have their respective meanings set forth in the Agreement, unless the context requires otherwise or unless otherwise defined in the Officer's Certificate.

2. As of the date hereof, Interstar Wholesale Finance Pty Limited is the Servicer of Interstar Millennium Series 2004-2G.

3.   This officer's certificate is delivered pursuant to the Agreement.

4. A review of the activities of the Servicer during the period between March 11, 2004, the date on which the Trust issued Notes, to the end of the Trust's fiscal year on December 31, 2004 and of its performance under the pooling and servicing agreement or similar agreements was made under my supervision.

5. Based on such review, to my knowledge, the Servicer has fulfilled its obligations under the pooling and servicing agreement or similar agreements relating to the Trust (including the Master Trust Deed dated December 2, 1999 and the Investment Management Agreement dated December 3, 1999), throughout such calendar year and, except as set forth in paragraph 6 below.

6. The following is a description of any exceptions to paragraph 5 above: No significant deficiencies were detected.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Officer's Certificate this 24th day of March, 2005.

INTERSTAR WHOLESALE FINANCE PTY LIMITED, as servicer



/s/ Sam Kyriacou
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Name:    Sam Kyriacou
Title:   Chief Executive Officer